Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-270225 and No. 333-260367 on Form S-8 and Registration Statement No. 333-268082 on Form S-3 of our report dated February 29, 2024, relating to the financial statements of Paragon 28, Inc. and the effectiveness of Paragon 28 Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Denver, Colorado

February 29, 2024